Exhibit 10.8

SHAREHOLDERS AGREEM ENT

THIS AGREEMENT  made as of the 3rd. day of June, 2013

B E T W E E N:

CONVERTED CARBON TECHNOLOGI ES CORP.
(a corporation incorporated pursuant to the laws of Canada)
58 Marine Parade Drive, Suite 1005, Toronto , Ontario M8V 4G1
(hereinafter referred to as "the Corporation")

-- and --

PAUL RAMSAY

(an individual residing at:
58 Marine Parade Drive, Suite 1005, Toronto , Ontario M8V 4G1
(hereinafter referred to as "Paul")

-- and --

RICHARD RUSINIAK
(an individual residing at:
2285 Lake Shore Building A, Suite 1601, Toronto, Ontario M8V 3X9
(hereinafter referred to as "Richard")

-- and --

ROSS EASTLEY
(an individual residing at:
99 Harbour Square, Suite 1103, Toronto , Ontar io MSJ 2H2
(hereinafter referred to as "Ross")

-- and -

KIRSTEN MULLER
(an individual residing at:
  399  Havendale  Cr ., Waterloo, Ontario N2T 2T4
(hereafter referred to as "Kirsten")

-- and -

BRENDAN MCCONKEY
(an individual residing at
37 Freshmeadow Way, Guelph, Ontario N1K 1R9
(hereafter referred to as "Brendan")

-- and -

Sarah Ruffell
(an individual residing at:
138 Hollyrood Heights Dr. Mississauga, Ontar io L5G 2H2
(hereinafter referred to as "Sarah")

WHEREAS :

1.	The Corporation was incorporated pursuant to the laws of Canada on October 7, 2008 ;

2.
The authorized capital of the Corporation consists of an unlimited number of: Common shares, Class A Common Shares, and Class B Common Shares together with an unlimited number of: Class A Preference Shares; Class B Preference Shares and Class C Preference Shares;

3.	Richard and Paul have been and continue to be involved in product and process development for the Corporation's main enterprise, and have developed the bioreactor (BioSilo™) for algae cultivation;

4.	Richard and Paul have been and continue to be involved in financing and commercialization aspects of the Corporation;

5.	As of the date hereof, all of the issued and outstanding shares of the Corporation are owned as follows:

Shareholders	Class A Common	Class B Common Shares
Paul	15,576,923
Richard	15,576,923
Ross		1,246,154
Kirsten		1,250,000
Brendan		300,000
Sarah		450,000

NOW THEREFORE in consideration of this agreement and of the mutual covenants and agreements herein contained, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties hereto covenant and agree, each with the other as follows.

ARTI CLE ONE - I NTERPRETATION

1.1. Definitions  :

The following terms and expressions shall have, for all purposes of this Agreement . the meaning set forth below:

(a)	"Act" means the Canada Business Corporations Act, as amended;

(b)	"Act of Insolvency" means, when used in relation to a Shareholder, that without the prior written consent of all the Shareholders:

i)	the Shareholder or its Principal makes an assignment for the benefit of its or his creditors; or

ii)	the Shareholder or its Principal, as the case may be, becomes bankrupt or, as an insolvent debtor, takes the benefit of any legislation now or hereafter in force for bankrupt or insolvent debtors;

iii)
a receiver or other officer with like powers is appointed for the Shareholder or its Principal, as the case may be, for the substantial part of the assets of the Shareholder or its Principal, as the case may be, unless the appointment of such receiver or other officer with like powers is being disputed in good faith and such proceedings effectively postpone enforcement of such appointment ; or

iv)
a resolution is passed or an order is made or a petition is filed for the cancellation, dissolution, liquidation, revocation, or winding-up of a corporate Shareholder, unless such action is being disputed in  good faith by appropriate proceedings and such proceedings effectively postpone enforcement of the action;

provided that an Act of Insolvency shall be deemed not to have occurred if such Act of Insolvency occurs through or is caused by the failure of any of the other Parties to perform his/her/its obligations hereunder;

(c)	"Advance " has the meaning ascribed to it in Section 4.4 herein;

(d)	"Advancing Shareholder" has the meaning ascribed to it in Section 4.4 herein;

(e)
"Agreement" means this Agreement and any schedules attached hereto, as the same may be supplemented or amended from time to time; "hereof, "herein" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular section;

(f)	"Arm's Length" has the meaning attributed to such term for the purposes of theIncome Tax Act ( Canada );

(g)	"Assignment of Rights Agreement" means the Assignment or Rights Agreement attached hereto as Schedule "A", as may be amended from time to time on consent of the Board;

(h)	"Board" means the board of directors of the Corporation;

(i)
"Business of the Corporation" means the mitigation of carbon dioxide in a bioreactor, containing and growing algae, remediation of waste (contaminated, non contaminated) post processing the algae biomass, the research and development of algae cultivation for the creation of bio-fuels and the systems and processes related to all of the foregoing and such other processes and other products as approved by the Board in writing on notice to the Shareholders;

U)	"Business Day" means any day other than a Saturday or a Sunday or a day which is a statutory holiday under the laws of Ontario or Canada;

(k)
"Control" in relation to a trust means that a Shareholder is a trustee of such trustand that no decisions regarding the trust can be made without the Shareholders consent and "Controlled" by shall have a similar meaning; And in relation to a body corporate a Principal has Control of a body corporate, and a body is "Controlled" by the Principal if:

i)
Securities of the body corporate to which are attached no less than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of the Principal, and;

ii)	The votes attached to those securities are sufficient, if exercised, to elect at least one-half of the Board of directors of the body corporate;

(I)	"Constating Documents" means, with respect to a corporation, its Articles and its by-laws, all as amended from time to time;

(m)	"Director'' means a member of the Board;

(n)
"Event of Default" means, when used in relation to a Shareholder or a Principal, that such a Shareholder or its Principal has breached any term or condition of this Agreement or has otherwise defaulted in the performance of his obligations pursuant to this Agreement or pursuant to any written agreement, including any employment agreement, or consulting agreement , entered into between such Principal and/or Shareholder and the Corporation and such default shall not have been cured or waived within ten (10) days after receipt by such Shareholder or its Principal, as the case may be, of a written notice from the Board or any Shareholder(s) holding not less than fifty percent plus one (50%  +  1)  of  the Voting Shares of the Corporation asking such Shareholder(s) or its Principal to cure such default. An Event of Default shall further include the termination of any employment agreement or consulting agreement between a Principal and/or Shareholder and the Corporation  by the Corporation or by voluntary termination by the Principal and/or Shareholder, however, excluding termination by the death of  a Shareholder, unless  such terminated  agreement  is replaced with  another similar agreement or there is an agreement that the Shareholder may continue as a Shareholder notwithstanding the termination of his employment or consulting agreement.

(o)	"Outstanding Advance " has the meaning ascribed to it in Section 4.5 herein;

(p)	"Parties" means the Persons who are parties to this Agreement from time to time;

(q)
"Person"   includes  individuals,  corporations,  limited  partnerships,  general partnerships, joint stock companies, joint ventures, associated companies, trusts, or other organizations , whether or not legal entities;

(r)
"Principal" means any individual Shareholder who, pursuant to the terms of this Agreement , elects to transfer his or her Shares to a corporate entity or inter-vivas trust controlled by that individual Shareholder;

(s)
"Prime Bank Rate" means the commercial lending rate of interest, expressed as an annual  rate, that the  Royal Bank of  Canada quotes  in Toronto  as the reference rate of interest from time to time (commonly known as "prime') for the purpose of determining the rate of interest that it charges to its commercial customers for loans in Canadian funds;

(t)	"Shareholder" means a party to this Agreement owning Shares of the Corporation;

(u)
"Shareholder Quorum" means that in order for any shareholder  meeting or written resolution in lieu of a meeting, to be properly constituted and/or valid, not less fifty-one percent (51%) of the issued and outstanding Voting Shares in the Corporation must be represented;

(v)	"Shares" means any class of shares in the capital of the Corporation;

(w)	"Third Party" means any Person who is not a Shareholder at the relevant time; and,

(x)
"Voting Shares" means those classes of Common Shares set forth in the Articles of Incorporation for the Corporation (as amended) having attached to them the right to notice of meetings and the right to vote at shareholder meetings.

1.2
Application of Agreement The provisions of this Agreement relating to Shares shall apply, mutatis mutandis, to any Shares into which the original Shares or any of them may be converted, changed, reclassified, subdivided or consolidated.

1.3	Extended Meanings: Words importing the singular number include the plural and vice versa and words importing gender include all genders.

1.4
Headings: The division of this Agreement into articles and sections and the insertions of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5	Applicable Law: This Agreement shall be construed and enforced in accordance with the laws of Ontario and the laws of Canada applicable therein.

1.6
Severability In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, it shall not affect the validity, legality or enforceability of any other provision of this Agreement.

1.7
Entire Agreement This Agreement constitutes the entire agreement between the Parties with respect to the Corporation and their participation therein and contains all the representations, undertakings and agreements of the respective Parties. There are no verbal representations, undertakings or agreements of any kind between the Parties respecting the subject matter hereof except those contained herein and in the instruments and documents to be executed and delivered pursuant hereto. Any amendment to this Agreement must be in writing, signed by all Parties.

ARTICLE TWO - REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1
Representations, Warranties and Covenants: Each Shareholder hereby covenants with and represents and warrants to the other Shareholders, and acknowledges and confirms that the other Shareholders are relying on such covenants, representations and warranties in connection with entering into this Agreement , that:

(a)
In the case of Converted Carbon Technologies Corp., it is a corporation duly existing and in good standing under the laws of its jur isdiction of incorporation; it is duly registered and qualified to carry on business and has and will continue to have all requisite authority , licences and permits to carry on its business in the Province of Ontario.

(b)	each Shareholder has the capacity and corporate authority, if applicable, to act as a Shareholder and make its capital contribution to the Corporation as contemplated by this Agreement ;

(c)
each Shareholder can fulfill his obligations as a Shareholder without violating the terms of any agreement to which he is or will become a party or by which he is or will become bound by any law or regulation applicable to him;

(d}	this Agreement constitutes a valid and binding obligation of each Shareholder, enforceable in accordance with its terms;

(e)	the shares are owned by the Shareholder free and clear of any liens or encumbrances of every nature and kind;

(f)
as of the date hereof, the Corporation is not indebted to any Shareholder for any amount and no Shareholder is indebted to the Corporat ion for any amount except as follows:

Paul Ramsay and Richard Rusiniak    $508,865

ARTICLE THREE - MANAGEMENT OF THE CORPORATION

3.1
Conflict with Articles and By-Laws: If there is a conflict between the provisions of this Agreement and the provisions of the Constating Documents the Parties agree that the terms of this Agreement shall take precedence.

3.2
Number and Nomination of Directors:  The Board shall consist of a minimum of 3 and a maximum of 7 Directors. The Board shall be empowered by a special resolution of the Shareholders (as defined in the Act) to set the number of Directors from time to time in accordance with the provisions of this Agreement. For so long as a Shareholder holds at least twenty-five percent 25% of the issued and outstanding Voting Shares he shall be entitled to nominate such Shareholder or such Shareholder's Principal to be a Director. Initially, the Board will be fixed at 3 Directors being:

Paul Ramsay
Richard Rusiniak
Ross Eastley

3.3
Officers: The offices of the Corporation and the persons holding those offices shall be determined from time to time at the annual meeting of the Board, or at a special meeting of the Board, by resolution of the Board by majority vote. Provided that when there are only two Directors on the Board, then on unanimous consent of both Directors.

3.4
Carrying Out of Agreement Each of the Shareholders covenants and agrees that he shall at all times act in accordance with, and carry out, and shall cause the Corporation to act in accordance with, and carry out, the provisions of this Agreement.

3.5
Entitlement to Vote during Default or Act of Insolvency: Notwithstand ing anything to the contrary herein contained, if an Event of Default or an Act of Insolvency occurs with respect to a Shareholder or a Shareholder's Principal (the "Defaulting Shareholder"):

(a)
If and when practical, the Defaulting Shareholder  shall forthwith give written notice to the other Shareholder(s) of the details of the Event of Default or Act of Insolvency and, if applicable, resign or cause its Principal to resign as a director of the Corporat ion. Should any director fail or neglect to so tender his resignation, he shall be deemed to have tendered his resignation on the third Business Day following the written demand therefor by the non-Defaulting Shareholders ;

(b)
with respect to any Defaulting Shareholder, from and after the Event of Default or Act of Insolvency, the Defaulting Shareholder shall not be entitled to vote his shares or to notice of meetings of Shareholders and, the Defaulting Shareholder hereby irrevocably gives his proxy to the non-default ing Shareholders pro-rata in proportion to the number of Shares the non-defaulting Shareholders respectively own, to vote his shares in any matter that such non-defaulting Shareholders determine and hereby appoints such non-defaulting Shareholders as his attorney in accordance with the Powers of Attorney Act (Ontario) and the Substituted Decisions Act (Ontario) to execute all necessary documents on behalf of the Defaulting Shareholder to give effect to such proxy. Provided that if such Event of Default or Act of Insolvency is subsequently remedied, such proxy shall immediately be revoked and the Defaulting Shareholder shall again be entitled to vote his shares and to notice of meetings of Shareholders and to be entitled to nominate himself or its Principal as a Director. Said proxy shall be deemed in effect from and after the Event of Default or Act of Insolvency and shall continue in effect until revoked as herein provided, or until  a sale of the Defaulting Shareholder's Shares is completed pursuant to paragraph 7.3(b) below. For greater certainty, nothing in this paragraph 3.5(b) shall in any way detract from the rights and obligations of the non-defaulting Shareholders set out in paragraph 7.3(b) below.

3.6
Approval of Matters: Except as may be otherwise provided in this Agreement, the following matters shall require the written approval of Shareho lders holding not less than fifty-one percent (51%) of the issued and outstanding Vot ing Shares in the Corporation:

(a)
the issuance of any shares in the capital of the Corporation or any securities, rights, warrants or options convertible into or exchangeable for or carrying the right to subscribe for shares in the capital of the Corporation.

(b)	the conversion, reclassification. subdivision, consolidation, exchange, redesignation or any other change to any of the shares in the capital of the Corporation;

(c)
the redemption or purchase by the Corporation of its issued shares or securities convertible into shares or cancellation of the subscription rights in respect of its shares or securities convertible into its shares;

(d)	the merger, amalgamat ion, continuance, reorganization or consolidation of the Corporation or the approval of any plan of arrangement, whether statutory or otherwise;

(e)	the taking or instituting of proceedings for the winding-up, re-organization or dissolution of the Corporation;

(f)	the enactment, revocation or amendment of any by-laws of the Corporation or any amendments to the Articles of Incorporation of the Corporation;

(g)	the sale, lease, exchange or other disposition of the assets or undertaking of the Corporation equaling a value of fifty thousand dollars ($50,000.00) or more;

(h)	any material change in the business of the Corporation;

(i)	any change in the number of directors on the Board;

U)	the creation of any divisions, affiliates or subsidiaries by the Corporation;

(k)	the acquisition by the Corporation of any shares or other securities of any other Person;

(I)	the creation or assumption of any encumbrances upon any of the significant assets of the Corporation;

(m)	the establishment of, or change of, any dividend, profit participation or bonus policy of the Corporation;

(n)	the approval of annual capital and operating budgets of the Corporation;

(o)	the acquisition of all or substantially all of the assets of any Person or the entering into of any partnership, joint venture or other combination with any other Person;

(p)	the payment or declaration of any dividend, bonuses, shares of profit, retiring allowances or other distributions to any directors, officers or employees of the Corporation;

(q)	the provision of financial assistance. whether by loan, guarantee or otherwise, to any Shareholder or any person not dealing at Arm's Length with a Shareholder, including the Principal thereof;

(r)
the making of any contract between the Corporation and any Person not dealing at Arm's Length with a Shareholder or the making of any payment to any Person not dealing at Arm's Length with a Shareholder, other than in the ordinary course of business;

(s)
the entering into of any contract or other agreement binding the Corporation and which is not terminable by the Corporation, involving an aggregate expenditure on the part of the Corporation in excess of fifty thousand dollars ($50,000.00) in respect of any such contract or document ;

(t)	any changes to the compensation payable by the Corporat ion to each of Paul or Richard;

(u)	a change in the Corporation's Bank or the banking arrangements including the bank signing authorities;

(v)	any draw from the Corporation's accounts in an amount of fifty thousand ($50,000.00) or more, other than in the ordinary course of business, and other than pursuant to Subsection 4.4 (e);

(w)	the borrowing of funds by the Corporation from any source whatsoever , including any Shareholder.

Unless otherwise stated in the Act, all matters falling outside of those listed above, and which are generally accepted as matters requiring the consent or approval of the shareholders of a corporation, shall require the consent or approval of Shareholders holding not less than 50% plus one of the Voting Shares at a meeting of Shareholders where a Shareholder Quorum has been established.

ARTICLE FOUR - OPERATION. FINANCE. ETC.

4.1
Accounting Records. Proper books of account shall be kept for the Corporation and entries shall be made therein of all matters. terms. transact ions, Shareholder loans and things as are usually written and entered into books of account in accordance with generally accepted accounting principles and the Board shall at all times furnish to the Shareholders, if requested, and to the Accountants correct information, accounts and statements of and concerning all transactions pertaining to the Corporation without any concealment or suppression.

4.2
Accountants. The accountant of the Corporation shall be such firm of chartered accountants as the Board shall appoint  from time to time (the "Accountants' ). The Accountants shall, at the fiscal year end of the Corporation, prepare financial statements for such fiscal year, including a balance sheet, a statement of earnings and retained earnings and a statement of source and application of funds, together with accountants' comments thereon. For the foregoing purposes, such Accountants shall have access to all books of account, records and all vouchers, cheques, papers and documents of or which may relate to the Corporation, including those of the Shareholders to the extent that such books, records, vouchers, cheques, papers and documents relate to the Corporation.

4.3
Bank Accounts . All bank accounts shall be kept in the name of the Corporation and all cheques, bills, notes, drafts or other instruments shall require the signatures of such individuals as the Board may from time to time determine.

All monies received from time to time for the account of the Corporation shall be paid promptly into those bank accounts for the time being open in the name of the Corporation, in the same drafts, cheques, bills or cash in which they are received and all disbursements on account of the Corporation shall be made by cheque on such bank or trust company.

4.4
Capital and Operating Funds. Subject to Subsection 3.6(w), any Shareholder may provide the Corporation with such capital and operating funds as the Corporation may from time to time reasonably require (the "Advances"), upon and subject to the following terms and conditions:

(a)	Any Shareholder providing Advances ("Advancing Shareholder") may, at his sole and absolute discretion and at any time and from time to time, cease from providing any further Advances;

(b)	except as otherwise provided herein, and except as may be required under theIncome Tax Act, all Advances shall be non-interest bearing;

(c)	all Advances shall be treated as Shareholder Loans to the Corporation;

(d)	subject to Subsection 3.6(1) , all Advances shall be unsecured;

(e)
the Advances shall be repaid by the Corporation, in whole or in part, pro rata and pari passu with all Advancing Shareholders , as and when the Corporation reasonably has the financial capacity to so repay the Advances. It is agreed that the determination of when the Corporation reasonably has the financial capacity to repay all or part of the Advances shall be determined by the Board in consultation with the Accountants. Unless a majority of the Advancing Shareholders shall agree, if and when the Corporation reasonably has the financial capacity to repay some or all of the Advances , the Corporation agrees to repay some or all of the Advances in accordance with the terms of this Subsection 4.4 (e) in priority to the payment of any bonus, dividend, profit participation or other distribution to its Shareholders. For clarity, "the majority of Advancing Shareholders" shall be determined by counting each Advancing Shareholder as one Person and giving that Person one vote, and shall not relate to the number of Voting Shares held by any Advancing Shareholder; and,

(f)
the Corporation shall, at any time and from time to time, forthwith upon the request of an Advancing Shareholder, execute such promissory notes in favour of and with the Advancing Shareholder as the Advancing Shareholder or its solicitors may reasonably require to evidence the Advances .

4.5
Advancing Shareholder Ceasing to be a Shareholder. In the event that an Advancing Shareholder ceases to be a Shareholder , the balance of Advances outstanding as at the date the Advancing Shareholder so ceases to be a Shareholder (the "Outstanding Advance') shall be paid as follows:

(a)	In the event the Outstanding Advance does not exceed twenty thousand dollars ($20,000.00), the Outstanding Advance shall be paid in full by the Corporation, without interest, on the Payment Date;

(b)
In the event the Outstanding Advance exceeds twenty thousand dollars ($20,000.00), the sum of twenty thousand dollars ($20,000.00) shall be paid on the Payment Date and the balance thereof from time to time outstanding, calculated from the Closing Date and half-yearly thereafter , not in advance, both before and after default or judgement and as well after as before maturity, at a rate per annum which is equal to the Prime Bank Rate plus one (1.0) percentage point, with interest on overdue interest at the same rate, shall be paid in twelve(12) consecutive monthly instalments, commencing on the first day of the month immediately following the Closing Date. The Prime Bank Rate to be applied with respect to the balance of the Outstanding Advance shall be determined on the Payment Date and half yearly from and after the payment date;

(c)
Notwithstanding the provisions contained in subsection 4.5(b) above, if the Corporation's Accountants reasonably determine that the Corporation does not have the financial resources to pay twenty thousand dollars ($20,000.00) of any Outstanding Advances to an Advancing Shareholder on the Payment Date, then it is hereby agreed that the Corporation shall pay the Advanc ing Shareholder the maximum amount of money available to repay the Outstanding Advances on the Payment Date, as such amount is determined by the Corporation's Accountants , and the provisions of section 4.5(b), with the necessary amendments to the amount paid, shall apply to the remaining amount owing; and

(d)
For the purposes of this Section 4.5, "Payment Date" shall mean the date on which the Advancing Shareholder effectively transfers all of his shares in the Corporation and, thereby, ceases to be a Shareholder in the Corporation.

provided that the foregoing provisions shall not apply to the extent that a Third Party purchaser or a purchasing Shareholder of the Advancing Shareholder's Shares agrees to an assignment of the Outstanding Advances in his name as part of the purchase and sale transaction relating to the Advancing Shareholder's Shares.

ARTICLE FIVE - TERM

5.1	Term: This agreement shall come into force and effect as of the date set out above and shall continue in force untilthe earlier of:

(a)	The date on which only one Shareholder holds Shares in the Corporation;

(b)	The date this Agreement is terminated by written agreement of all Shareholders holding all of the outstanding Shares in the Corporation;

(c)	On the date on which the Corporation is dissolved in accordance with the applicable provisions of the Act or by order of any court of competent jurisdiction.

ART ICLE SIX - ISSUING ADDITIONAL SHARES

6.1	Additional Share Offerings: In the event that an offering of Shares or other securities of the Corporation is approved pursuant to section 3.6(a), then:

(a)
Each offer of Shares or other securities in the Corporation shall be made to the then existing Shareholders of that class of Shares being offered as nearly as may be without creating fractional share values, in proportion to the number of Shares respectively held by said Shareholders at the date of the offer.

(b)
Each offer shall be made in writing by the Board, shall indicate the price at which the Shares or other securities are being offered (the price to be determined from time to time by the Board), shall state the use of the proceeds of the issue and shall state that any Shareholder who desires to subscribe for Shares or other securities in excess of his proportion shall, in his subscription, specify the number of Shares or other securities in excess of his proportion which he desires to purchase. If any Shareholder does not subscribe for his proportion, the unsubscribed Shares or other securities shall be used to satisfy the subscriptions of the Shareholders for Shares or other securities in excess of their proportion. If the subscriptions in excess are more than sufficient to exhaust the unsubscribed Shares or other securities, the unsubscribed Shares or other securities shall be divided pro rata among the Shareholders desiring Shares or other securities in excess of their proportion in proportion to the number of Shares held by them respectively at the date of the offer, but no Shareholder shall be bound to take any Shares or other securities in excess of the amount he so desires.

(c)
If the Shares or other securities of any issue shall not be capable of being offered to or being divided among the Shareholders in the proportion above-mentioned without division into fractions, the same shall be offered to or divided among Shareholders as nearly as may be in these proportions and any balance shall be offered to or divided among the Shareholders or some of them in such manner as may be determined by the Board.

(d)
If all of the Shares or other securities of any issue are not subscribed for within a period of fifteen (15) Business Days after the same are offered to the Shareholders pursuant to the provisions of this Article Six, the Corporation shall, during the following period of sixty (60) days, offer all or any of the Shares or other securities not taken up by the Shareholders to any Third Party, but the price at which the Shares or other securities may be allotted and sold shall not be less than the subscription price offered to the Shareholders and the terms shall not be less favourable than those offered to the Shareholders. If there are any Shares or other securities not subscribed for after the sixty (60) day period noted herein has elapsed, the Corporation will not issue such Shares or other securities.

(e)
Every issue of Shares or other securities shall be subject to the condition that the subscriber therefor shall, if not a party hereto, agree to be bound by the terms of this Agreement and become a party hereto and agree to be bound by the terms , and become a party to the Assignment of Rights Agreement attached hereto as Schedule "A".

Nothing in this Article 6 shall apply to those additional shares for which Paul, Richard, Andrew and Ross may subscribe for pursuant to their respective Stock Option Agreements .

ARTICLE SEVEN - DISPOSAL OF INTEREST

7.1
Restriction on Transfer. Except as otherwise provided herein or as specifically consented to in writing by Shareholders holding seventy-five percent (75%) of the issued and outstanding Voting Shares, the Shareholders hereto shall not, and shall not make any agreement to, directly or indirectly sell, assign, transfer, give, devise, bequeath, mortgage, pledge, hypothecate or otherwise dispose of, alienate or in any way encumber or create a security interest in, or grant any option on, any of the Shares in the capital of the Corporation they respectively own or may own for any reason or purpose whatsoever . Any attempt to accomplish or affect any or all of the acts prohibited hereby shall be null and void ab initio. A change in Control of a corporate Shareholder shall be deemed a transfer of Shares in the Corporation , and, accordingly, is not permitted without the consent of Shareholders holding seventy-five percent (75%) of the issued and outstanding Voting Shares.

7.2
Exception to Restriction on Transfer. A Shareholder shall be entitled to transfer all, but not less than all, of his shares without consent at any time to a corporation Controlled by the Shareholder or its Principal provided that, at the time of such transfer, the said corporation enters into an agreement whereby the corporation becomes bound by and entitled to the benefit of this Agreement and the Assignment  of Rights Agreement attached hereto. A Shareholder shall be entitled to transfer all, but not less than all, of his shares without consent at any time to an express, inter-vivas, trust Controlled by the Shareholder provided that any distribution of Shares to beneficiaries of the trust, other than the Shareholder , shall be deemed a transfer of shares and, accordingly, is not permitted without the consent of Shareholders holding seventy-five percent (75%) of the issued and outstanding Voting Shares.

7.3	Mandatory Transfers:

(a)	(i)	In the event that any Shareholder or the Principal of a Shareholder owning Voting Shares (which Shareholder in this paragraph is called the "Selling Party"),

(A)	commits an Act of Insolvency or an Event of Default; or

(B)
is unable to attend to his duties to the Corporation, as such duties may be defined in a wr itten employment or consulting agreement from time to time, for an aggregate period of one hundred and fifty (150) days in any 365 consecutive day period, and a replacement representative is not consented to by Shareholders holding seventy-five percent (75%) of the issued and outstanding Voting Shares, which consent may be arbitrarily withheld; or

(C)	is obligated to transfer or sell his Shares to a Third Party by law or otherwise. in which case the Selling Party shall immediately notify the Board of such obligation,

(D)
becomes subject to an application or proceeding under the Family Law Act, Ontario as succeeded or amended , (or such other similar legislation in any other jurisdiction) to determine the entitlement of the spouse or former spouse of such Shareholder or Principal to the net family property of the Shareholder or Principal, and the Shareholder or Principal has been unable, within thirty (30) days of his receipt of notice of such application or proceeding, to provide satisfactory evidence to the other Shareholders, acting reasonably, that such application will not affect the Shareholder's ownership and control of its Shares or the Principal's shares in the Shareholder.

then the Board shall notify all the other Shareholders owning Voting Shares (the "Purchasing Shareholders") of such occurrence and the Purchasing Shareholders shall have the right to purchase the Voting Shares of the Selling Party (the "Purchased Shares") in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsection 7.3(b) and sections 7.4 to 7.11 hereof.

(ii)
In the event that any Shareholder or the Principal of a Shareholder owning Voting Shares dies, (which Shareholder's estate or beneficiaries of an inter vivos trust in this paragraph are called the "Selling Party"), then the Board shall notify all the other Shareholders owning Voting Shares (the "Purchasing Shareholders") of such occurrence and the Purchasing Shareholders shall have the right to purchase the Voting Shares of the Selling Party (the "Purchased Shares") in accordance with the following schedule:

a)
Within 60 days of the Shareholder 's death 20% of the Selling Party's Voting shares shall be offered to the Purchasing Shareholders in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsection 7.3(b) and sections 7.4 to 7.11 hereof.

b)
On the first anniversary date of the Shareholder's death 20% of the Selling Party's Voting shares (being 20% of the aggregate Voting Shares beneficially owned by the Selling Party on the date of death of the Shareholder and not 20% of the balance remaining at the first anniversary date) shall be offered to the Purchasing Shareholders in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsection 7.3(b) and sections 7.4 to 7.11 hereof.

c)
On the second anniversary date of the Shareholder's death 20% of the Selling Party's Voting shares (being 20% of the aggregate Voting Shares beneficially owned by the Selling Party on the date of death of the Shareholder and not 20% of the balance remaining at the second anniversary date) shall be offered to the Purchasing Shareholders in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsection 7.3(b) and sections 7.4 to 7.11 hereof.

d)
On the third anniversary date of the Shareholder's death 20% of the Selling Party's Voting shares (being 20% of the aggregate Voting Shares beneficially owned by the Selling Party on the date of death of the Shareholder and not 20% of the balance remaining at the third anniversary date) shall be offered to the Purchasing Shareholders in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsect ion 7.3(b) and sections 7.4 to 7.11 hereof.

e)
On the fourth anniversary date of the Shareholder's death the balance of the Selling Party's Voting shares shall be offered to the Purchasing Shareholders in proportion to the number of Voting Shares held by the Purchasing Shareholders or such other proportion as they may agree upon and at the price and upon and subject to the terms and conditions set forth in subsect ion 7.3(b) and sections 7.4 to 7.11 hereof.

In the event that either Paul or Richard shall die owning Voting Shares in the Corporation or being Principals of a corporate Shareholder or inter-vivos trust, then, and notwithstanding anything to the contrary in any of the Constating Documents or in any Will or trust documents of the deceased Shareholder, and to the full extent permitted by law, but subject to the last sentence of this paragraph, the Selling Party of a deceased Shareholder hereby grants an irrevocable proxy to the survivor of either Paul or Richard to vote all Voting shares beneficially owned by the Selling Party in such manner as the said survivor shall determine. In the event that Paul and Richard shall both die within 30 days of each other, or if the surviving proxy holder shall die prior to the fifth anniversary of the death of the first to die between Paul and Richard, then the proxy given hereunder shall be automatically revoked and the Selling Party shall be entitled to vote the subject shares until he/she/it is required to sell same in accordance with the provisions of this sub-section 7.3  (a)(ii).

(iii)
In the event that Purchasing Shareholders acquire the right to purchase the Purchased Shares of the Selling Party pursuant to subparagraph (i) or (ii) of this subsection 7.3(a), then in order to exercise such right the party acquiring such right shall, within the thirty (30) days next following the Board's notice of such right, notify the Board that he desires to purchase his pro rata proportion of the Purchased Shares.

(iv)
In the event that any of the Purchased Shares are not purchased pursuant to subparagraph (iii) then the Corporation, with consent of the Shareholders holding seventy-five percent (75%) of the issued and outstanding Voting Shares, and subject to the Act, shall redeem the unpurchased Purchased Shares at the price and in accordance with the terms and conditions set forth in subsection 7.3(b) and sections 7.4 to 7.11 hereof.

(b)	If pursuant to subsection 7.3(a) the Purchasing Shareholders become entitled to purchase any Purchased Shares,

(i)	The Purchasing Shareholders shall immediately notify the Accountant of the Corporation in order that the Accountant can proceed pursuant to the provisions of subparagraph 7.3(b)(ii) hereof.

(ii)
The price of the Purchased Shares (the "Sale Price") shall be determined as follows:

Tt)e Accountant shall forthwith upon being notified of such purchase, prepare and complete a financial statement of the Corporation computed as of the date the Accountant receives notification under subsection 7.3(b)(i) hereof. A copy of such statement shall be furnished forthwith upon its completion to each of the parties, or their trustee as the case may be, who shall be bound thereby excepting any prima facie error. The Sale Price shall be the net book value of the Purchased Shares as determined by the Accountant's statement. The Accountant in preparing his statement shall have regard to and make all proper and necessary allowances in respect of depreciation actually or reasonably estimated, profit and losses on transactions which have been partially or entirely completed but in connection with which the profits and losses have not been carried into the books of the Corporation and contingent or other reserves, but shall make no allowance for goodwill. In preparing such statement the value which shall be attributed to the fixed and other assets (excluding goodwill) of the Corporation shall be as may be agreed upon by the parties hereto or their trustee, as the case may be, or failing such agreement shall be determined by the Accountant provided that the Accountant shall have the right to retain any appraiser or appraisers at the expense of the Corporation to assist him in making such valuation if the Accountant so desires. The valuation of the Accountant shall be final and binding upon the parties hereto. The remuneration of the Accountant shall be borne by the Corporation.

7.4
Closing Date: Any purchase of Purchased Shares pursuant to section 7.3 shall be at the price calculated in accordance with subparagraph 7.3(b)(ii) hereof and the transaction shall be completed within sixty (60) days following the submission of the final statement of the Accountant in accordance with subparagraph 7.3(b)(ii) hereof (the "Closing Date").

7.5	Deliverables by Selling Party: At the time of closing on the Closing Date, the Selling Party shall:

a)	deliver to the Corporation the signed resignation of such Selling Party and/or its Principal as a director and/or officer and, if applicable, as employee of the Corporation, as the case may be;

b)
deliver or cause to be delivered to the purchaser(s) of the Purchased Shares (in this Article referred to as the "Purchasers") the certificate(s) representing the Purchased Shares, duly endorsed by the Selling Party for transfer or accompanied by appropriate transfers duly executed by the Selling Party, together with a representation and warranty executed by the Selling Party in favour of the Purchasers that the Purchased Shares are owned of record and beneficially by the Selling Party with a good and marketable title thereto, free and clear of any mortgage, lien, charge, pledge, hypothecation, security interest, encumbrance , restriction, covenant, right, demand or adverse claim of any kind;

c)
deliver to the Corporation a release by each of the Selling Party and its Principal, if applicable, of all claims against the Corporation with respect to any matter or thing arising up to and including the Closing Date which the Selling Party or its Principal knew or ought to have known in its capacity as a Shareholder or creditor of the Corporation, and in his capacity as a director, officer, employee or creditor of the Corporation, or as a Party to this Agreement , as the case may be, provided however, that such release shall not relate to any indebtedness of the Corporation to the Selling  Party or the Principal, or any indebtedness of the Corporation on account of accrued and unpaid salary, expenses, pension or other employee benefits or any claims which might arise out of the transactions of purchase and sale herein contemplated .

d)
deliver to each of the Purchasers and its Principals, all Directors of the Corporation and all other Parties. other than the Corporation, a release by the Selling Party and its Principal of all claims against the foregoing parties relating to any indebtedness of the Corporation to the Selling Party or the Principal, or any indebtedness of the Corporation on account of accrued and unpaid salary, expenses, pension or other employee benefits and including a release relating to any matters the Selling Party or its Principal knew or ought to have known in its and his capacity as a Shareholder, Director or officer, as the case may be, of the Corporation or as a Party to this agreement , except for any claims which might arise out of the transactions of purchase and sale herein contemplated .

7.6	Deliverables by Purchaser: At the time of closing on the Closing Date, the Purchasers shall:

a)	deliver to the Selling Party the Sale Price, subject to section 7.7;

b)
deliver to the Selling Party and its Principal, as the case may be, a release by the Purchasers and their Principals, as the case may be, of all claims against each of the Selling Party and its Principal in its capacity as a Shareholder and his capacity as an officer. director and employee of the Corporation, with respect to those matters which any of the Purchasers or their Principals knew or ought to have known in their capacity as Shareholders , Directors, or officers of the Corporation, or as a Party to this Agreement , except for any claims which may arise out of the transactions of purchase and sale herein contemplated ;

c)
cause the Corporation to deliver to each of the Selling Party and its Principal as the case may be, a release by the Corporation of all its claims against the Selling Party and its Principal with respect to any matter or thing which the books and records of the Corporation reflect or which was done in the ordinary course of the Corporation's business and arising as a result of the  Selling Party being a Shareholder, or its Principal being a Director, officer or employee of the Corporation, as the case may be; and,

d)
utilize their reasonable best efforts themselves , or through the Corporation or the remaining Shareholders to attempt to secure and deliver to the Selling Party and its Principal and any Person related thereto who has guaranteed or assumed any obligation whatsoever in respect of the Corporation, a full release from all such guarantees and obligations in a form reasonably satisfactory to the Selling Party's counsel, and the Purchasers shall provide such personal undertakings and other security as may reasonably be required to secure such release. In the event the Purchasers are unable to so secure such release, they shall provide the Selling Party, its Principal or such other Person with their joint and several indemnity in respect of the outstanding guarantee and/or obligations, together with security for such indemnity in a form suitable to the Selling Party.

7.7
Selling Party indebted to Corporation: If, on the Closing Date, the Selling Party or Its Principal are indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the Accountants , the Purchasers shall have the right to pay or satisfy all or any portion of such indebtedness and to receive and take credit against the Sale Price for the Purchased Shares for the amount so paid  on account of the indebtedness . Such amount so paid or satisfied shall reduce that portion of the Sale Price payable at the Closing Date.

7.8
Corporation Indebted to Selling Party: If, on the Closing Date, the Selling Party or its Principal is owed money by the Corporation in the form of Advances, in an amount recorded on the books of the Corporation and verified by the Accountants, then the provisions of section 4.5 shall apply.

7.9
No Dealing after Triggering Event From and after the occurrence of an event leading to the transfer of Shares as set out in Article Seven and until the time of closing on the Closing Date, the Shareholders and the Corporation shall not do, nor cause, nor permit to be done anything except that which is in the ordinary course of business  of the Corporation. Further, the Parties hereto covenant and agree that from and after the occurrence of such an event, they shall do all things necessary or desirable to cause the transaction of purchase and sale to be completed as soon as possible, in accordance herewith.

7.10
Election to Cancel Shares: Notwithstanding the terms of Article Seven, upon the occurrence of an event leading to the transfer/sale of Shares pursuant to said Article, and with the unanimous agreement of the Purchasers, the Selling Party shall sell the Purchased Shares to the Corporation, and the Corporation shall purchase the Purchased Shares from the Selling Party for cancellation. In such event, the applicable terms of Article Seven shall apply, mutatis mutandis, in respect of the transfer/sale by the Selling Party and purchase by the Corporation of the Purchased Shares.

7.11
Failure to Close: If any Selling Party is not present at the specified place on the Closing Date of the sale or is present but fails for any reason whatsoever to produce and deliver to the Purchasers those deliverables described in section 7.5, then the Sale Price as and when payable shall be deposited by the Purchasers into a special account at a branch of the Corporation's bank (the "Bank") in the name of the Corporation . Such deposit shall constitute valid and effective payment of the Sale Price for the Purchased Shares to the Selling Party. If the full Sale Price for all the Purchased Shares is so deposited in a special account at the branch of the Bank, then from and after the date of such deposit, even though the certificates evidencing the Purchased Shares have not been delivered to the Purchasers, the purchase of all of such Purchased Shares shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and equity, in and to all such Purchased Shares shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchasers and all right, title, benefit and interest both at law and equity of the Selling Party or any transferee, assignee or any other Person, having any interest, legal or equitable therein or thereto , whether the Selling Party or otherwise. shall cease and determine and the Corporation shall issue and deliver to the Purchasers new share certificates representing such Purchased Shares and record the transfer on its books. The Selling Party hereby irrevocably constitutes and appoints the person from time to time holding the office of Secretary of the Corporation as its true and lawful attorney in fact and agent for, in the name of and on behalf of the Selling Party, to execute and deliver in the name of the Selling Party all such assignments, transfers, deeds and instruments as may be necessary to effectively transfer and assign the Purchased Shares or any part thereof to the Purchasers on the books of the Corporation. Such appointment and power of attorney being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, death or incapacity of the Selling Party and the Selling Party hereby ratifies and confirms and agrees to ratify and confirm all that the Corporation's Secretary may lawfully do or cause to be done by virtue of the provisions hereof. The Selling Party shall be entitled to receive the Sale Price deposited with the said bank, without interest, upon delivery to the Corporation of the deliverables described in section 7.5.

ARTI CLE EIGHT - RIGHT OF FIRST OFFER

8.1	Right of First Offer. In the event that a Shareholder (the "Offeror") wishes to sell any of his Shares, then before being able to do so the Offeror must comply with the following provisions:

(a)
The Offeror shall first offer to sell his Shares to the other Shareholders owning the same class of shares as those of the Offeror (the "Offerees"), as nearly as may be in proportion to the number of Shares respectively held by the Offerees at the date of the offer. Such offer shall be made in writing and shall indicate the price and terms upon which the Shares are being offered.

(b)
Each Offeree shall have the right to accept such ofter to purchase the Offerer's Shares in proportion to the number of Shares respectively held by the Offerees at the date of the offer or in such other proportion as the Ofterees who desire to purchase may agreed at any time within seven (7) days after the receipt of such offer.

(c)
Any sale of Shares to Offerees made pursuant to this section 8.1 shall, in default of written agreement to the contrary between the parties to the relevant transfer, be completed at the offices of the lawyers of the Corporation at 11:00 a.m. local time on the 30th day following the date of the notice pursuant to which the sale is being made at which time the total purchase price shall be payable by certified cheque and the title to the Shares of the Offerer shall pass to the Ofteree(s) and the certificates representing such Shares shall be delivered to the Offeree(s) duly endorsed for transfer.

(d)
If all of the Shares of the Offeror are not purchased within a period of thirty (30) days after the receipt of such ofter, then, subject to Section 8.2, the Offeror may, during the following period of sixty (60) days, offer all or any of the Shares not purchased by the Offerees to any person who is not a Shareholder, but the price at which the Shares may be sold shall not be less than the price offered to the Offerees and the terms shall not be less favourable than those offered to the Offerees. If any of the Offeror's Shares are not sold after the sixty (60) day period noted herein has elapsed, the Offeror will not be entitled to sell such Shares without repeating compliance with this provisions of this section 8.1.

(e)
Every sale of Shares to a person who is not a Shareholder shall be subject to the condition that such person shall agree to be bound by the terms of this Agreement and become a party hereto and shall agree to be bound by the terms, and become a party to the Assignment of Rights Agreement attached hereto as Schedule "A".

8.2
Piggy-Back : If, after compliance with the provisions of section 8.1, an Offerer becomes entitled to sell all, and not less than all, of his Shares to a person who is not a Shareholder and reaches an agreement for the sale of such shares then the Offerer shall give written notice of such agreement and a true copy thereof to all of the Offerees and such a sale may only proceed if the Offerees are given an equal right (which must be exercised within ten (10) days from the date of receipt of such notice) to participate in such sale to such person for the same consideration and on the same terms and conditions. Each Ofteree shall have the right, exercisable within ten (10) days from the date of receipt of such notice, and upon notice in writing to the Offeror to require the person who is not a Shareholder to purchase all but not less than all of the Shares held by each Offeree who duly exercises such right for the same consideration and on the same terms and conditions as are contained in the binding agreement between the Offeror and the person who is not a Shareholder. If no Ofteree shall give such a notice within such ten (10) day period then the Offeror shall be free to complete the sale of its Shares to the person who is not a Shareholder.

8.3
Drag Along: If, after compliance with the provisions of section 8.1, an Offerer or Offerers holding not less than sixty percent (60%) of the issued and outstanding Voting Shares become entitled to sell all. and not less than all, of his or their Shares to a Person who is not a Shareholder and reach an agreement for the sale of such Shares, then the Offerees who have not agreed to sell their Shares to such person shall, if given written notice by such Offerer or Offerers of such agreement and a true copy thereof , be required to sell all, and not less than all, of their Shares to such Person for the same consideration and on the same terms and conditions

ARTICLE NINE - ENFORCEMENT OF SHAREHOLDER AGREEMENT

9.1	Legend: Reference to and notice of this Agreement shall be endorsed on all certificates issued by the Corporation representing Shares.

9.2
New Shareholders to become Parties: If, in accordance with this Agreement, Shares are issued of transferred to any Person who is not already a Shareholder, then every such issue and transfer of Shares shall be subject to the condition that each subscriber or transferee, as the case may be, shall, if not a party hereto, agree to be bound by the terms hereof and become a party hereto and shall agree to be bound by the terms, and become a party to the Assignment of Rights Agreement attached hereto as Schedule "A", by executing an agreement to be bound hereby and thereby. Any agreement to be bound hereby and thereby and any other agreement in favour of the parties hereto shall be effectively delivered to each party hereto by delivering to the Director(s) of the Corporation a signed copy thereof and the Director(s) shall thereupon forward a photocopy of such copy to each party hereto.

ARTICLE TEN - INDEMNITIES

10.1
Indemnities: The Corporation shall at all times indemnify and save harmless each Shareholder and the director(s) and officer(s) of the Corporation from any and all claims, demands, suits, losses, costs, expenses (including reasonable counsel fees), damages or recoveries (including amounts paid in settlement) which may be obtained against, imposed upon or suffered by each other and the director(s) or officer(s) in connection with the fulfilment of their respective duties pursuant to the Act and this Agreement , provided however that the fulfilment of said duties is done in good faith and in the best interests of the Corporation. Said indemnities shall survive the terminat ion of this Agreement and shall continue to any Shareholder who cease being Shareholders of the Corporation. Said indemnities shall not extend to any breach of any term, condition, representation and/or warranty herein.

ARTICLE ELEVEN- ARBITRATION

11.1
Arbitration: In the event that there is any disagreement as to any matter associated with this Agreement which arises among any of the Parties, such disagreement shall be referred to arbitration pursuant to the provisions of the Arbitration Act (Ontario), as amended, and in accordance with the following:

a)
reference to arbitration shall be to a single arbitrator who shall be selected by agreement of the Parties to the arbitration and failing such agreement shall be selected by agreement among or between counsel for each of the Parties to the arbitration;

b)
subject to the provisions of Subsection 11.2, any determination of the single arbitrator shall be final and binding upon each of the Parties to the arbitration and to their respective  heirs, executors , assigns and successors  and there shall be no appeal therefrom and said determination may be enforced in the same manner as a judgment or order;

c)	the legal and other costs of the arbitration shall be as determined by the arbitrator, failing which, the costs of the arbitration shall be borne equally by the Parties to the arbitration.

11.2
Exceptions to Arbitration: To the extent that any matter, issue or dispute cannot be determined or heard by an arbitrator for lack of jurisdiction, then such matter issue or dispute may be pleaded before the courts of Ontario, including any matters pursuant to the oppression remedies set forth in the Act (as of the date hereof Section 241), and any remedies for interim or interlocutory, equitable or legal relief.

ARTICLE TWELVE - GENERAL

12.1
Notices: Any notice to be given under this Agreement shall be in writing and shall be personally delivered, mailed by prepaid mail or sent by facsimile addressed to the party or parties to whom it is to be given at their last address as shown on the title page of this Agreement. All such notices shall,

(a)	if delivered, be deemed to have been received upon receipt;

(b)
if transmitted by facsimile or electronic mail be deemed to have been given on the next Business Day following the day they were sent provided that the sender has evidence of a successful transmission or evidence that any email was not returned as undelivered ; and

(c)
if mailed, be deemed to have been given on the third Business Day following the date they were mailed.

In the event of disruption of normal postal service, notice may be made by delivery, facsimile or email.

12.2
Independent Legal Advice : Each of the parties to this agreement respectively acknowledge that they have been given an opportunity to seek independent legal advice with respect to this Agreement and all matters related thereto and in the event that any party hereto has elected not to seek independent legal advice in these matters, then such party hereby waives any right that he may have to contest the validity of this Agreement or any term or condition contained herein on the ground that he did not have independent legal advice prior to entering this Agreement.

12.3
Time of the Essence: Time shall be of the essence for this Agreement and of every part hereof and no extension or variation of the time requirements contained herein shall operate as a waiver of this provision.

12.4
Counterparts: This Agreement may be signed in counterparts with each such counterpart constituting part of the whole and with all such counterparts being deemed a fully executed agreement. Electronically reproduced signatures hereon, such as facsimile signatures, shall be deemed original ink signatures.

12.5
No Ongoing Waiver: Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege to the maximum extent permitted by applicable law. No notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

SCHEDULE "A"

ASSIGNMENT OF RIGHTS
To:  Converted Carbon Technologies Corp.

I, the undersigned shareholder of Converted Carbon  Technologies  Corp.  {the "Corporation"}, hereby certify that to the extent that I have, or will, render services to the Corporation in connection with the Business of the Corporation (as that term is defined in the Corporation's Shareholder Agreement to which I am a party), or to the extent that I currently possess information in whatever form, technology and/or know-how useful to the Business of the Corporation and which I am willing to disclose to the Corporation for the advancement of the Business of the Corporation as specifically detailed below, hereby agree that all results, proceeds and products of such services and/or the following information, technology and/or know-how:

Commercial production of omega fatty acids;

Commercial production of any algae species relevant to food/beverage and health;

(collectively, the "Information"), will be exclusively licensed to the Corporation from the point of creation and/or disclosure, as the case may be and the Corporation shall be considered, forever and for all purposes throughout the universe, to have exclusive license to all patents, trade marks, copyrights and industrial designs related thereto and the owner of all rights therein and of all proceeds derived therefrom, with the exclusive right to make such changes therein and grant additional licenses of all or part of the Information and to sell all or part of the Information as the Corporation may from time to time elect at its sole and unfettered discretion, without notice or obligation whatsoever to the undersigned. I hereby acknowledge that, for good and valuable consideration. including the Board's acceptance of my subscription for Shares in the Corporation , that, to the extent that I am considered the author of any copyrighted works created by me hereunder , I hereby grant exclusive licence to the Corporation and, accordingly the Corporation shall have full right to edit, juxtapose and amend all such copyright works at its sole discretion, subject to the limitations below.

I retain the right to publish or disclose the results arising from any research in relation to the IP, Other Technology, and any Improvements therein. A copy shall be provided to the corporation of any such proposed publication or disclosure to the Corporation for its review at least forty-five days before submission for publication or disclosure. Upon receipt of such notification, the Corporation shall have thirty (30) days to request that Ieither: delay publication up to sixty (60) additional days to enable the Corporat ion to secure IP protection of any confidential information that would be disclosed or published; or delete any confidential information provided by the Corporation or any third party pursuant to a Commercialization agreement.

I further represent and warrant that I am the sole and exclusive owner of all rights in and to the Information provided by me to the Corporat ion, and that I have the authority to grant to the Corporation the rights granted herein. Accordingly , the Corporation's use, license , sale or other exploitation of the Information to the best of my knowledge will not violate or infringe upon the rights of any third party and that no further permission, release or consent is required from, and no compensation is payable to, any other person or entity in connection with the Corporation's use of the Information.

IN WITNESS WHEREOF , the undersigned agrees to all of the foregoing on this 3'd. day of June, 2013

SCHEDULE "A"

ASSIGNMENT OF RIGHTS
To: Converted Carbon Technologies Corp.

I, the undersigned shareholder of Converted  Carbon  Technologies  Corp.  (the "Corporation"), hereby certify that to the extent that I have, or will, render services to the Corporation in connection with the Business of the Corporation (as that term is defined in the Corporation's Shareholder Agreement to which I am a party), or to the extent that I currently possess information in whatever form, technology and/or know-how useful to the Business of the Corporation and which I am willing to disclose to the Corporation for the advancement of the Business of the Corporation as specifically detailed below, hereby agree that all results, proceeds and products of such services and/or the following information, technology and/or know-how:

Commercial production of omega fatty acids;

Commercial production of any algae species relevant to food/beverage and health;

(collectively, the "Information"), will be exclusively licensed to the Corporation from the point of creation and/or disclosure, as the case may be and the Corporation shall be considered, forever and for all purposes throughout the universe, to have exclusive license to all patents, trade marks, copyrights and industrial designs related thereto and the owner of all rights therein and of all proceeds derived therefrom, with the exclusive right to make such changes therein and grant additional licenses of all or part of the Information and to sell all or part of the Information as the Corporation may from time to time elect at its sole and unfettered discretion, without notice or obligation whatsoever to the undersigned. I hereby acknowledge that, for good and valuable consideration, including the Board's acceptance of my subscription for Shares in the Corporation, that, to the extent that I am considered the author of any copyrighted works created by me hereunder, I hereby grant exclusive licence to the Corporation and, accordingly the Corporation shall have full right to edit, juxtapose and amend all such copyright works at its sole discretion, subject to the limitations below.

I retain the right to publish or disclose the results arising from any research in relation to the IP, Other Technology, and any Improvements therein. A copy shall be provided to the corporation of any such proposed publication or disclosure to the Corporation for its review at least forty-five days before submission for publication or disclosure. Upon receipt of such notification, the Corporation shall have thirty (30) days to request that I either: delay publication up to sixty (60) additional days to enable the Corporation to secure IP protection of any confidential information that would be disclosed or published; or delete any confidential information provided by the Corporation or any third party pursuant to a Commercialization agreement.

I further represent and warrant that I am the sole and exclusive owner of all rights in and to the Information provided by me to the Corporation, and that I have the authority to grant to the Corporation the rights granted herein. Accordingly , the Corporation's use, license, sale or other exploitation of the Information to the best of my knowledge will not violate or infringe upon the rights of any third party and that no further permission, release or consent is required from, and no compensation is payable to, any other person or entity in connection with the Corporation's use of the Information.

IN WITNESS w,....,,....'    "'  F, the undersigned agrees to all of the foregoing on this 3rd. day of June,

SCHEDULE "A"

ASSIGNMENT OF RIGHTS
To: Converted Carbon Technolog ies Corp.

I, the undersigned shareholder of Converted Carbon  Technologies  Corp.  (the "Corporation"), hereby certify that to the extent that I have, or will, render services to the Corporation in connection with the Business of the Corporation (as that term is defined in the Corporation's Shareholder Agreement to which I am a party), or to the extent that I currently possess information in whatever form, technology and/or know-how useful to the Business of the Corporation and which I am willing to disclose to the Corporation for the advancement of the Business of the Corporation as specifically detailed below, hereby agree that all results, proceeds and products of such services and/or the following information, technology and/or know-how:

Commercial production of omega fatty acids;

Commercial production of any algae species relevant to food/beverage and health;

(collectively , the "Information"), will be exclusively licensed to the Corporation from the point of creation and/or disclosure, as the case may be and the Corporation shall be considered, forever and for all purposes throughout the universe, to have exclusive license to all patents, trade marks, copyrights and industrial designs related thereto and the owner of all rights therein and of all proceeds derived therefrom, with the exclusive right to make such changes therein and grant additional licenses of all or part of the Information and to sell all or part of the Information as the Corporation may from time to time elect at its sole and unfettered discretion, without notice or obligation whatsoever to the undersigned. I hereby acknowledge that, for good and valuable consideration , including the Board's acceptance of my subscription for Shares in the Corporation, that, to the extent that I am considered the author of any copyrighted works created by me hereunder, I hereby grant exclusive licence to the Corporation and, accordingly the Corporation shall have full right to edit, juxtapose and amend all such copyright works at its sole discretion, subject to the limitations below.

I retain the right to publish or disclose the results arising from any research in relation to the IP, Other Technology, and any Improvements therein. A copy shall be provided to the corporation of any such proposed publication or disclosure to the Corporation for its review at least forty-five days before submission for publication or disclosure. Upon receipt of such notification, the Corporation shall have thirty (30) days to request that I either: delay publication up to sixty (60) additional days to enable the Corporation to secure IP protection of any confidential information that would be disclosed or published ; or delete any confidential information provided by the Corporation or any third party pursuant to a Commercialization agreement.

I further represent and warrant that I am  the sole  and  exclusive owner  of  all rights  in and to the Information provided by me to the Corporation, and that I have the authority to grant to the Corporation the rights granted herein. Accordingly, the Corporation's use, license, sale or other exploitation of the Information to the best of my knowledge will not violate or infringe upon the rights of any third party and that no further permission, release or consent is required from, and no compensation is payable to, any other person or entity in connection with the Corporation's use of the Information.

SCHEDULE "A"

ASSIGNMENT OF RIGHTS
To: Converted Carbon Technologies Corp.

I, the undersigned shareholder of Converted Carbon Technologies Corp. (the "Corporation"). hereby certify that to the extent that I have, or will, render service• to the Corporation In connection with the Business of the Corporation (88 that termla defined in the Corporation's Shareholder Agreement to which I am a party), or to the extent that I a,,rrentty possess Information In whatever form, technology and/or know-how useful to the Business of the Corporation and which I am willing to disclose to the Corporation tor the advancement of the Business of the Corporation as specifically detai ed below, hereby agree that all resUts, proceed8 and products of such seNices and/or the following information, technology and/or know-how:

Commercial production of omega fatty adds;

Commercial production of any algae species relevant to food/beverage and health;

(collectively, the "Information"), will be exclusively licensed to the Corporation from the point of creaon and/or disclosure, as the case may be and the Corporation shall be considered, forever and for all purposes throughout the universe, to have exclusive license to allpatents, trade mmb,copyrights andindustrial designs related thereto and the owner of allrights therein and of all proceeds derived therefrom, with the exdusive right to make such changes therein and grant additional licenses of all or part of the Information and to sellall or part of the Information as the Corporation may from time to time eled at its sole and unfettered discretion, without notice or obl gation whatsoever to the undersigned. I hereby acknowledge that, for good and valuable consideration, including the Board's acceptance of my subsaiption for Shares in the Corporation, that, to the extent that I am considered the author of any copyrighted Y.IOl'ks aeated by me hereunder, Ihereby grant exdustve licence to the Corporation and, aocordingly the Corporation shall have full right to edit, juxtapose and amend all such copyright works at its sole disaetion, subject to the limitations below.

I retain the right to publish or disclose the results arising from any research in relation to the IP, Other Technology, and any Improvements therein.A copy shall be provided to the corporation of any such proposed publication or disclosure to the Corporation for its review at least forty-five days before submission for publication or disclosure. Upon receipt of such notification, the Corporation shall have thirty (30) days to request that Ieither: delay publication up to sixty (60) additional days to enable the Corporation to secure IP protection of any confidential infOnnation that would be disclosed or published;or delete any confidential information provided by the Corporation or any third party pursuant to a Commercialization agreement.

I further represent and warrant that I am the sole and exclusive owner of all rights in and to the Information provided by me to the Corporation, and that I have the authority to grant to the Corporation the rights granted herein. Accordingly, the Corporation's use, license. sale or other exploitation of the Information to the best of my knowledge will not violate or infringe upon the rights of any third party and that no further permission, release or coneent is required from, and no compensation is payable to, any other  person or  entity in connection with the Corporation's use of the lnfonnatlon.

IN WITNESS WHEREOF, the undersigned agrees to all of the foregoing on this 3n1. day of June,

SCHEDULE •A•

ASSIGNMENT OF RIGHTS
To: Converted Carbon Technologies Corp.

I, the  undersigned  shareholder  of  Converted  Carbon  Technologies  Corp.  (the ·corporation ). hereby certify that to the extent that I have, or will, render services to the Corporation In connection with the Business of the Corporation (as that term Is definedIn the Corporation's Shareholder Agreement to which Iam a party), or to the extent that I currently possessInformation in whatever form, technology and/or know-how uaeful to the Business of the Corporation and which IMl willing to disclose to the Corporation for the advancement of the Business of the Corporation as specifically detailed below, hereby agree that all resuns. proceeds and producta of such aervlce8 Md/or the followinginformation, technology and/or know-how:

Commercial production of omega fatty acids;

Commercial production of any algae species relevetlt to food/beverage and health;

(collectively, the "Information•), wlll be exclusively  licensed  to  the  Corporation from the point of creation and/or disclosure, as the case may be and the Corporation shall be conlidefed, tonwer and for all purposes throughout the universe,to have exclusive license to aH patents, trade marks, copyr1gh18 and industrial deaigns related thereto and the owner of al rights therein Bild of al proceeds derived therefrom, with the exclusive right to make such changes therein and grant additional lanaes of al or part of the Information and to sell allor part of the Information aa the Corporation may from time to tine elect at Its sole and unfettered discretion, without notice or obligation whatsoever to the undersigned. I hereby acknowledge that, for good and valuable conaideratlon, Including the Board's acceptance of my subscription for Shares in the Corporation, that, to the extent that I am considered the author of any copyrighted works created by me hereunder, Ihereby grant exclusive licence to the Corporation and, accordingly the Corporation shall have full right to edit, juxtapole and amend an such copyright works at its IOle discretion, subject to the Umitations below.

I retain the right to publlah or disclose the results arising from any research in relation to the IP, Other Technology, and any Improvements therein.A copy shall be provided to the corporation of any such proposed publlcatlon or disclosure to the Corporation for Its review at least forty-five days before submission for publication or disclosure. Upon receipt of such notification, the Corporation shall have thirty (30) days to request that Ieither: delay publication up to sixty (60) additional days to enable the Corporation to secure IP protection of any confidentialinformation that would be disclosed or published; or delete any confidential information provided by the Corporation or any third party pursuant to a Cornmerclallzatlon agreement.

I further represent and warrant that Iam the sole and exclusive owner of all rights in and to the Information provided by me to the Corporation, and that Ihave the authority to grant to the Corporation the rights granted herein. Accordingly, the Corporation's use, license, sale or other exploitation of the Information to the t>ctst of my knowledge will not violate or Infringe upon the rights of any third party and that no further permission, release or consent is required from, and no compensation is payable to, any other person or entity in connection with the Corporation's use of the Information.

IN WITNESS WHEREOF, the undersigned agrees to all of the foregoing on this 3111 day of June, 2013

SCHEDULE ,.A"

ASSIGNMENT OF RIGHTS
To: Converted Carbon Technologies Corp.

I, the  under1lgned  1hareholder  of  Converted  Carbon  Technologies  Corp.  (the ·corporation•), hereby certify that to the extent that I have, or will, render services to the Corporation in connection with the Bualneu of the Corporation (as that term Is defined In the Corporation'• Shareholder Agreement to which I am a party), or to the extent that Icurrently poaaee1 Information in whatever form, technology and/or know-how uaeful to the Busine11of the Corpon1tlon and which I am wUUng to dilck>8e to the Corporation for the advancement of the Bu1ineu of the Corporation a1speclftcallV detailed below, hereby agree that all rasulbl, proceeds and product. of auch aervicn and/or the following information, technology and/or know-how:

Commercial production of omega 3fatty acids;

Commerdal production of any algae species relevant to food/beverage and health;

(collectively, the "Information•), wlll be exclusively licensed to the Corporation from the point of creation and/or di1cloaure, aa the case may be and the Corporation shall be considered. forev.- and for au purpoaee throughout the Wllverse, to have excluslve lanle to al patents, trade marks, copyrights S1d lnduatrial deligr'8 related then!tlo and the owner of al rights thenill and of al proceeds derived thentfrom, with the exclulive right to make such changes therein and grant additionalliceneea of aH or part of theInformation and to sell all or part of the Information aa the Corporation mey from time to tine elect at lta IOle and unfettered dilcretion, without notloe or obllgatk>n whatloever to the undersigned. I hereby acknowledge that, for good and valuable oonsldaratton, Including the 8oafd'1ac:ceptance of my aubect1>tion for Shan91 in the Corpon1tion, that. to the extent that I am ooneldentd the author of  any copyrighted worke created by me hereunder, I hereby grant exclulive 1ic.w::e, except the copyright for academic publications, to the Corporation and, accordingly the Cotporation shall have ful right to edit, juxtapoee and amend al such copyrtght WOfk8 at ltl80le dl1Ct9tion, subjecct to the Hmltations below.

Iretain the right to publish or diactoae the reeulta arising from any reaearch in relation to the IP. Other Technok>gy, and any Improvements therein . A copy lhallbe provided to the corporation of any auch proposed publication or dlacloeure to the Corporation for its review at least forty-five day1 before aubmlalion for publication or diacloeure. Upon receipt of such notification, the Corporation shall have thirty (30) daya to request that Ieither: deJay publication up to sixty (60) additional days to enable the Corporation to secure IP protection of any confidentialInformation that would be discloled or published; or delete any confidential Information provided by the Corporation or any third party purauant to a Commercialization agreement.

I further represent and warrant that I am the sole and  exclusive  owner  of all  rights In and to the Information provided by me to the Corporation, and that Ihave the authority to grant to the Corporation the rights granted herein. Accordingly, the Corporation use, Ileen.. aale or other exploitation of the  lnfonnation  to  the  beat  of my  knowledge will  not violate or infringe upon the rights of any third party and that no further pennilek>n, release or coneent la required from, and no compensation ii payable to, any other per1on or entity In connection with the Corporation's use of the Information.

IN WITNESS WHEREOF. the undersigned agrees to ell of the foregoing onthis 3N.day Of June, 2013